As filed with the Securities and Exchange Commission on January 13, 2004
                                                       Registration No. 333-



================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                         THE HAIN CELESTIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                     22-3240619
 (State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                 Identification Number)

    58 South Service Road
    Melville, New York                                   11747
 (Address of principal executive offices)              (Zip Code)

                         THE HAIN CELESTIAL GROUP, INC.
                  2002 Long Term Incentive and Stock Award Plan
                        2000 Directors Stock Option Plan

                                 Irwin D. Simon
                             Chairman of the Board,
                      President and Chief Executive Officer
                         The Hain Celestial Group, Inc.
                              58 South Service Road
                            Melville, New York 11747
                     (Name and address of agent for service)
                                 (631) 730-2200
          (Telephone number, including area code, of agent for service)
                         ------------------------------
                                    copy to:
                               Roger Meltzer, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                         ------------------------------


                         CALCULATION OF REGISTRATION FEE

 Title of Securities to be     Amount to be          Proposed Maximum            Proposed Maximum            Amount of
      Registered (1)            Registered       Offering Price Per Share  Aggregate Offering Price (2)  Registration Fee
                                                            (2)                                                 (2)
   Common Stock, par value    1,500,000 shares (3)           $22.50                    $33,750,000              $2,730.38
     $.01 per share
   Common Stock, par value      200,000 shares (4)           $22.50                     $4,500,000                $364.05
     $.01 per share

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2) Computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended, by averaging the high and low sales prices of the Registrant's common stock reported on the Nasdaq National Market for January 9, 2004.

(3) Represents shares of Common Stock issuable pursuant to The Hain Celestial Group, Inc. 2002 Long Term Incentive and Stock Award Plan.

(4) Represents shares of Common Stock issuable pursuant to The Hain Celestial Group, Inc. 2000 Directors Stock Option Plan.


                -----------------------------------------------

                                EXPLANATORY NOTE


     The Hain Celestial Group, Inc. ("Hain" or the "Registrant") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register
(i) an additional 1,500,000 shares of common stock authorized for issuance under the Registrant's 2002 Long Term Incentive and Stock Award Plan, as amended (the "2002 Plan") and (ii) an additional 200,000 shares of common stock authorized for issuance under the Registrant's 2000 Directors Stock Option Plan (the "Directors Plan"). A registration statement on Form S-8 (File No. 333-102017) was filed with the Securities and Exchange Commission (the "Commission") on December 19, 2002, covering the registration of 1,600,000 shares authorized for issuance under the 2002 Plan. A registration statement on Form S-8 (File No. 333-33828) was filed with the Commission on March 31, 2000, covering the registration of 750,000 shares authorized for issuance under the Directors Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 1,500,000 shares under the 2002 Plan and an additional 200,000 shares under the Directors Plan. Pursuant to such Instruction E, the contents of the registration statements on Form S-8 (File Nos. 333-102017 and 333-33828) are incorporated herein by reference. The current registration of 1,500,000 shares will increase the number of shares registered under the 2002 Plan from 1,600,000 shares to 3,100,000 shares. The current registration of 200,000 shares will increase the number of shares registered under the Directors Plan from 750,000 to 950,000.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.       DOCUMENTS INCORPORATED BY REFERENCE.
              -----------------------------------


     The following documents have been filed by the Registrant with the Commission and are hereby incorporated by reference in this Registration
Statement:

     (1) The description of Hain's Common Stock contained in Hain's Registration Statement on Form 8-A/A dated November 12, 1993 and any amendment or report filed for the purpose of updating such description;

     (2) Hain's annual report on Form 10-K filed with Commission for the fiscal year ended June 30, 2003;

     (3) Hain's quarterly report on Form 10-Q filed with the Commission for the three-month period ended September 30, 2003; and

     (4) Hain's current report on Form 8-K filed on July 31, 2003, as amended on September 2, 2003, and September 18, 2003.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.
              --------------------------------------

     Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for the Registrant by Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005. From time to time, Cahill Gordon & Reindel LLP has represented and may continue to represent the Registrant and its subsidiaries in connection with various legal matters. Roger Meltzer, a partner of Cahill Gordon & Reindel LLP, is also a member of the Registrant's board of directors. Mr. Meltzer receives compensation as a board member.

ITEM 8.       EXHIBITS.
              --------


     The following exhibits are filed as part of this Registration Statement:

Exhibit No.     Description

4.1 The Hain Celestial Group, Inc. 2002 Long Term Incentive and Stock Award Plan (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (Commission File No. 333-102017), filed with the Commission on December 19, 2002).

4.2 The Hain Celestial Group, Inc. 2000 Directors Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 Commission File No. 333-33828), filed with the Commission on March 31, 2000).

4.3 Amendment No. 1 to The Hain Celestial Group, Inc. 2002 Long Term Incentive and Stock Award Plan.

4.4 Amendment No. 1 to The Hain Celestial Group, Inc. 2000 Directors Stock Option Plan.

5               Opinion of Cahill Gordon & Reindel LLP.

23.1            Consent of Ernst & Young LLP, Independent Auditors.

23.2            Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5).

24 Powers of Attorney authorizing execution of Registration Statement on Form S-8 on behalf of certain directors of Registrant (included on signature pages to the Registration Statement).

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York, on this 13th day of January, 2004.


                                      THE HAIN CELESTIAL GROUP, INC.

                                      By:      /s/ Ira J. Lamel
                                               ---------------------------------
                                               Name:  Ira J. Lamel
                                               Title: Executive Vice President,
                                                      Chief Financial Officer,
                                                      Treasurer and Secretary

     Each person whose signature appears below in so signing also makes, constitutes and appoints Irwin D. Simon and Ira J. Lamel, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all amendments and post-effective amendments to this registration statement, and any registration statement or statements on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to shares of common stock of the Company to be issued under The Hain Celestial Group, Inc. 2002 Long Term Incentive and Stock Award Plan or The Hain Celestial Group, Inc. 2000 Directors Stock Option Plan, and to file the same (including any amendments to such registration statement and any additional registration statements filed in accordance with General Instruction E to Form S-8 to register additional securities), and all post-effective amendments thereto, together with exhibits to any such registration statements or amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact's substitute or substitutes may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of January 13, 2004 by the following persons in the capacities indicated.


/s/ Irwin D. Simon                                    Chairman of the Board of Directors,
----------------------------------------------        President and Chief Executive Officer
     Irwin D. Simon                                   (Principal Executive Officer)



/s/ Ira J. Lamel                                      Executive Vice President, Chief
----------------------------------------------        Financial Officer, Treasurer and
     Ira J. Lamel                                     Secretary (Principal Financial and
                                                      Accounting Officer)


/s/ Andrew R. Heyer                                   Director
----------------------------------------------
     Andrew R. Heyer

/s/ Beth L. Bronner                                   Director
----------------------------------------------
     Beth L. Bronner

/s/ Jack Futterman                                    Director
----------------------------------------------
     Jack Futterman

/s/ James S. Gold                                     Director
----------------------------------------------
     James S. Gold

/s/ Joseph Jimenez                                    Director
----------------------------------------------
     Joseph Jimenez

/s/ Marina Hahn                                       Director
----------------------------------------------
     Marina Hahn

/s/ Roger Meltzer                                     Director
----------------------------------------------
     Roger Meltzer

/s/ Neil Harrison                                     Director
----------------------------------------------
     Neil Harrison

/s/ Daniel R. Glickman                                Director
----------------------------------------------
     Daniel R. Glickman

/s/ Larry S. Zilavy
----------------------------------------------        Director
     Larry S. Zilavy

                                INDEX TO EXHIBITS


Exhibit      Description

4.1 The Hain Celestial Group, Inc. 2002 Long Term Incentive and Stock Award Plan (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (Commission File No. 333-102017), filed with the Commission on December 19, 2002).

4.2 The Hain Celestial Group, Inc. 2000 Directors Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (Commission File No. 333-33828), filed with the Commission on March 31, 2000).

4.3 Amendment No. 1 to The Hain Celestial Group, Inc. 2002 Long Term Incentive and Stock Award Plan.

4.4 Amendment No. 1 to The Hain Celestial Group, Inc. 2000 Directors Stock Option Plan.

5            Opinion of Cahill Gordon & Reindel LLP.

23.1         Consent of Ernst & Young LLP, Independent Auditors.

23.2         Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5).

24 Powers of Attorney (included on signature pages of this Registration Statement).

                                                                     Exhibit 4.3


                                 AMENDMENT NO. 1
                                       TO
  The Hain Celestial Group, Inc. 2002 Long Term Incentive and Stock Award Plan

THIS AMENDMENT NO. 1 to The Hain Celestial Group, Inc. 2002 Long Term Incentive and Stock Award Plan is effective as of December 4, 2003.

1. Introductory Statements. The Hain Celestial Group, Inc. 2002 Long Term Incentive and Stock Award Plan (the "Plan") has previously been approved and adopted by the Board of Directors and the shareholders of The Hain Celestial Group, Inc. At a meeting of the Board of Directors of The Hain Celestial Group, Inc., Amendment No. 1 to the Plan (set forth below) was adopted and approved, and at the Annual Meeting of Shareholders of The Hain Celestial Group, Inc. held on December 4, 2003, the shareholders of The Hain Celestial Group, Inc. adopted and approved Amendment No. 1 to the Plan.

2. Amendment. As a result of the approvals described above, the first sentence of Paragraph 4(a) of the Plan is hereby amended and modified so as to provide in its entirety as follows:

"Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 3,100,000."

3. No Other Changes. Other than as expressly set forth above, the remaining language of Paragraph 4(a) of the Plan shall not be modified, and the only effect of the Amendment will be to increase the number of shares of Common Stock authorized and available for issuance under the terms of the Plan. All other terms and provisions of the Plan shall continue in full force and effect without change.

EXECUTED as of the 4th day of December, 2003.


                                        /s/ Ira J. Lamel
                                        -------------------------------------
                                        Ira J. Lamel
                                        Executive Vice President, Chief
                                        Financial Officer, Treasurer and
                                        Secretary

                                                                     Exhibit 4.4



                                 AMENDMENT NO. 1
                                       TO
         The Hain Celestial Group, Inc. 2000 Directors Stock Option Plan

THIS AMENDMENT NO. 1 to The Hain Celestial Group, Inc. 2000 Directors Stock Option Plan is effective as of December 4, 2003.

1. Introductory Statements. The Hain Celestial Group, Inc. 2000 Directors Stock Option Plan (the "Plan") has previously been approved and adopted by the Board of Directors and the shareholders of The Hain Celestial Group, Inc. At a meeting of the Board of Directors of The Hain Celestial Group, Inc., Amendment No. 1 to the Plan (set forth below) was adopted and approved, and at the Annual Meeting of Shareholders of The Hain Celestial Group, Inc. held on December 4, 2003, the shareholders of The Hain Celestial Group, Inc. adopted and approved Amendment No. 1 to the Plan.

2. Amendment. As a result of the approvals described above, the first full sentence of Section 3 of the Plan is hereby amended and modified so as to provide in its entirety as follows:

"Subject to Section 9 of this Plan, there shall be reserved for issuance pursuant to the Plan an aggregate of up to 950,000 Shares from authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or other transactions."

3. No Other Changes. Other than as expressly set forth above, the remaining language of Section 3 of the Plan shall not be modified, and the only effect of the Amendment will be to increase the number of shares of Common Stock authorized and available for issuance under the terms of the Plan. All other terms and provisions of the Plan shall continue in full force and effect without change.

EXECUTED as of the 4th day of December, 2003.


                                        /s/ Ira J. Lamel
                                        -------------------------------------
                                        Ira J. Lamel
                                        Executive Vice President, Chief
                                        Financial Officer, Treasurer and
                                        Secretary

                                                                       Exhibit 5

                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005


                                                               January 12, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                   Re:      The Hain Celestial Group, Inc.
                            Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as special counsel to The Hain Celestial Group, Inc. (the "Company") in connection with the preparation of the Company's registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement covers 1,500,000 shares of the common stock of the Company, par value $.01 per share (the "Common Stock"), to be offered under The Hain Celestial Group, Inc. 2002 Long Term Incentive and Stock Award Plan (the "2002 Plan") and 200,000 shares of Common Stock to be offered under The Hain Celestial Group, Inc. 2000 Directors Stock Option Plan (the "Directors Plan").

     In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies.

     Based on the foregoing, we advise you that in our opinion, the shares of Common Stock of the Company offered upon the exercise of options under the 2002 Plan or the Directors Plan, as applicable, will be legally issued, fully paid and nonassessable.

     We are members of the bar of the State of New York, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the State of Delaware and the Federal laws of the United States of America.

     We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement referred to above.


                                          Very truly yours,

                                          /s/ Cahill Gordon & Reindel LLP

                                                                   Exhibit 23.1


                         Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Hain Celestial Group, Inc. 2002 Long Term Incentive and Stock Award Plan and The Hain Celestial Group, Inc. 2000 Directors Stock Option Plan of our report dated August 28, 2003 with respect to the consolidated financial statements and schedule of The Hain Celestial Group, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


Melville, New York
January 9, 2004